EXHIBIT 10.10

                            INTERNATIONAL STAR, INC.

                          OFFICER EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT by and between International Star, Inc. and Denny Cashatt.

      1. Effective Date: Employment shall commence on November 4, 2005, time being of the essence.

      2.    Duties: Denny Cashatt agrees to perform the following duties:

            To act in the normal capacity of President and Chief Executive Officer.

            Denny Cashatt shall also perform such further duties as are incidental or implied from the foregoing, consistent with Denny Cashatt's background, training and qualifications or may be reasonably delegated as being in the best interest of International Star, Inc.. Denny Cashatt shall devote full time to his employment and expend best efforts on behalf of International Star, Inc. Denny Cashatt further agrees to abide by all reasonable International Star, Inc. policies and decisions now and hereinafter existing.

      3. Term: Denny Cashatt's employment shall continue for a period of three (3) years beginning on the effective date of this agreement.

      4. Compensation: Denny Cashatt shall be paid the following compensation:

            a) Annual salary: $100,000.00 (and 00/100 Dollars), to be paid on monthly terms.

            b) Should Denny Cashatt qualify for individual health insurance, company will either pay for such insurance as agreed by both ISRI and Denny Cashatt or reimburse Denny Cashatt for such.

            c) Any tax burden resulting from compensation received under a 1099 shall be reimbursed by the company.

      5.    Termination: This agreement may be earlier terminated upon:

            a) Death of Denny Cashatt or illness or incapacity that prevents Denny Cashatt from substantially performing for 12 continuous months or in excess of 250 aggregate working days in any calendar year.

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            b)    Breach of agreement by Denny Cashatt.

      6. Renewal: Should Denny Cashatt remain in the employ of International Star, Inc. after the termination of this Agreement, the terms of this Agreement shall remain in full force and effect except that the continued term of employment shall be at the will of the parties, and can be ended at any time, for any reason by either party.

      7.    Miscellaneous:

            a) Denny Cashatt agrees that during the term of this agreement and for a period of two years hereafter, Denny Cashatt will not:

                  i) Induce or attempt to induce any employee to leave International Star, Inc.'s employ;

                  ii) Interfere with or disrupt International Star, Inc.'s relationship with any of its employees;

                  iii) Solicit or employ any person employed by International Star, Inc.

            b) This agreement shall not be assignable by either party, provided that upon any sale of this business by International Star, Inc., International Star, Inc. may assign this agreement to its successor or Denny Cashatt may terminate same.

            c) In the event of any dispute under this agreement, it shall be resolved through binding arbitration in accordance with the laws of the state of Nevada.

            d) This constitutes the entire agreement between the parties. Any modification must be in writing.

      8. Business Expenses: All actual and reasonable business expense incurred by Denny Cashatt is fully reimbursable by the Company.

            o Automobile expenses for the use of personal vehicles shall be fully reimbursed plus the applicable IRS mileages standard for miles driven on Company business.

            o Use of personal dwelling for business offices will be reimbursable at a monthly rate of $550.00 for office space and $50.00 for utilities.


Dated:  November 4, 2005

                                                       Accepted by:

/s/Denny Cashatt                                       /s/ Dottie McNeely
----------------                                       -------------------------
Denny Cashatt                                          Dottie McNeely, Secretary